Exhibit 99.1

May 8, 2019

Dear Fellow Shareholders:

2019 is off to a very good start.

•	Q1 2019 revenue grew 10% versus last year
•	Q1 2019 Adjusted EBITDA grew 53% versus last year
•	Gross Margin was 77% in Q1 2019 versus 75% in Q1 2018
•	Adjusted EBITDA margin was 27% in Q1 2019 versus 19% in Q1 2018
•	Adjusted cash flow was $7.1 million, which is 89% of Adjusted EBITDA, and up 492% from Q1 2018
•	Long term contracts represented 33% of revenue in Q1 2019

Overall revenues grew 10%, with international revenues up 15% and North American revenues up 8%. The revenue growth continues to be driven by the success of Priority Engine™.  Priority Engine revenues were up 37% in the quarter. We added 70 new customers, which is the most ever in a quarter. The two main features we introduced at the end of last year, Inbound Converter and ROI Dashboard, continue to gain traction and get good reviews from customers. We have many new features in the pipeline with the objective to continue to make the tool easier to use and to increase transparency and measurement. We are also test marketing Priority Engine Express, a lower cost version, aimed at smaller companies, which we are hopeful will be a growth driver in 2020.

Last year, we reorganized our sales and customer support teams to reflect that our business has migrated from selling quarterly marketing campaigns to a business whose core offering is selling content-driven, purchase intent data in annual subscriptions where that data is integrated into our customers’ daily sales and marketing workflows. The goals of that reorganization were to increase new logos and improve renewal and upsell rates. While it is still relatively early, we can say we are starting to see positive results.

As you can see from the above numbers, our margins and cash flow continue to expand at a very healthy rate as we scale revenues. It is important to point out that even with this margin expansion, we continue to aggressively reinvest in the business.  Incremental EBITDA margin was higher than usual in Q1 mostly due to some of the investments we are making in 2019 not starting until the March/April timeframe, so the costs of those investments will start to show up in Q2. We expect incremental EBITDA more in line with our historical numbers average of 50% to 70% for the rest of the year.

Balance Sheet

The Company’s balance sheet remains very strong.  As of March 31, 2019, we had $38.9 million in cash and $24.6 million of outstanding term loan debt.

Common Stock Repurchase Plan

In the quarter, we repurchased 220,297 shares of common stock at an average price of $14.17 for an aggregate purchase price of $3.1 million. There is approximately $18.8 million available under the $25 million repurchase program that we announced in November of 2018.

Traffic Update

Unpaid traffic represented 96% of overall traffic in the quarter. Unpaid traffic was almost flat compared to Q1 2018, and remains at a level that is more than sufficient to support our revenue.

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Q2 2019 Guidance and Updated 2019 Guidance

For Q2 2019, we expect revenues between $33.2 million and $34.2 million. We expect adjusted EBITDA for the second quarter of 2019 between $9.7 million and $10.5 million.

We expect annual revenues to be between $133 and $134 million. We expect Adjusted EBITDA to be between $37 and $39 million (previous annual Adjusted EBITDA guidance was between $36 and $37 million).

Summary

Our Content Driven Purchase Intent Data is unique and valuable and well positioned as our customers continue with their migration to becoming data driven sales and marketing organizations. We are giving our customers a competitive advantage as we are helping them become more intelligent, competitive and efficient. The result for our customers is that they accelerate their pipeline and grow their revenue and market share. We continue to believe that we have a strong leadership position in a large early-innings opportunity. Overall, IT spending and marketing budgets feel healthy. We are looking forward to another strong year!

Sincerely,

Michael Cotoia	Greg Strakosch
Chief Executive Officer	Executive Chairman

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C) 2018 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and IT Deal Alert, Priority Engine and Deal Data are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (May 8, 2019). Supplemental financial information and this Letter to Shareholders will be posted to the Investor Relations section of our website.

NOTE: Our Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com. The conference call can also be heard via telephone by dialing 1-888-339-0724 (US callers), 1-412-902-4191 (International callers), or 1-855-669-9657 (Canadian callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning May 8, 2019 one (1) hour after the conference call through June 8, 2019 at 9:00 a.m. ET. To listen to the replay, US callers should dial 1-877-344-7529 and use the conference number 10129979. International callers should dial 1-412-317-0088 and also use the conference number 10129979. Canadian callers should dial 1-855-669-9658 and also use the conference number 10129979. The webcast replay will also be available on http://investor.techtarget.com during the same period.

Non-GAAP Financial Measures

This letter and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

“Adjusted EBITDA” means earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and other one-time charges, if any.

“Adjusted cash flow” means the change in cash less maturity of investments, plus stock buyback and debt repayment.

“Adjusted net income” means net income adjusted for amortization, stock-based compensation, foreign exchange, interest on the term loan and one-time charges, if any, as further adjusted for the related income tax impact of the adjustments.

“Adjusted net income per share” means adjusted net income divided by adjusted weighted average diluted shares outstanding.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe that adjusted EBITDA, adjusted net income and adjusted net income per share provide relevant and useful information to enable us and investors to compare our operating performance using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

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The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business, including interest on the term loan. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain information included in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this Quarterly Report that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including statements regarding our intent, beliefs or current expectations and those of our management team. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions. Such statements may include those regarding our future financial results and other projections or measures of our future operating performance, including the drivers of such growth, profitability, and performance (including, in each case, any potential impact of product and service development efforts, GDPR, potential changes to customer relationships, and other operational decisions); expectations concerning market opportunities and our ability to capitalize on them; the amount and timing of the benefits expected from acquisitions, new strategies, products or services and other potential sources of additional revenue; and the behavior of our members, partners, and customers. These statements speak only as of the date of this Quarterly Report and are based on our current plans and expectations. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services, including continued increased sales of our IT Deal Alert offerings and continued increased international growth; relationships with customers, strategic partners and employees; difficulties in integrating acquired businesses; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and information technology industries; data privacy laws, rules, and regulations; and other matters included in our SEC filings, including in our Annual Report on Form 10-K for the year ended December 31, 2018. Actual results may differ materially from those contemplated by the forward-looking statements. We undertake no obligation to update our forward-looking statements to reflect future events or circumstances.

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TECHTARGET, INC.

Consolidated Statements of Operations

(in 000’s, except per share data)

	For the Three Months Ended
	March 31,
	2019	2018
	(Unaudited)
Revenues	$29,972	$27,299
Cost of revenues(1)	7,012	6,725
Gross profit	22,960	20,574
Operating expenses:
Selling and marketing(1)	12,446	11,355
Product development(1)	1,987	2,118
General and administrative(1)	3,022	3,399
Depreciation and amortization, excluding depreciation of $13 included in cost of revenues in 2019	1,130	1,108
Total operating expenses	18,585	17,980
Operating income	4,375	2,594
Interest and other expense, net	(137)	(200)
Income before provision for income taxes	4,238	2,394
Provision for income taxes	948	300
Net income	$3,290	$2,094

Net income per common share:
Basic	$0.12	$0.08
Diluted	$0.12	$0.07
Weighted average common shares outstanding:
Basic	27,805	27,513
Diluted	28,206	28,512

(1)	Amounts include stock-based compensation expense as follows:
Cost of revenues	$40	$31
Selling and marketing	1,691	827
Product development	92	20
General and administrative	639	624

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TechTarget, Inc.

Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
	(Unaudited)

Current assets:
Cash and cash equivalents	$38,851	$34,673
Short-term investments	-	500
Accounts receivable, net of allowance for doubtful accounts of $2,317 and $2,099 as of March 31, 2019 and December 31, 2018, respectively	25,250	30,042
Prepaid taxes	620	1,834
Prepaid expenses and other current assets	3,544	3,069
Total current assets	68,265	70,118
Property and equipment, net	11,627	10,901
Goodwill	93,727	93,687
Intangible assets, net	809	849
Operating lease assets with right-of-use	26,873	-
Deferred tax assets	307	55
Other assets	1,004	853
Total assets	$202,612	$176,463
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,987	$1,871
Current operating lease liability	2,438	-
Current portion of term loan	1,241	1,241
Accrued expenses and other current liabilities	2,386	3,260
Accrued compensation expenses	842	2,432
Income taxes payable	157	176
Contract liabilities	5,594	5,573
Total current liabilities	14,645	14,553
Long-term liabilities:	-	-
Long-term portion of term loan	23,404	23,714
Non-current operating lease liability	28,894	-
Deferred rent	-	4,949
Deferred tax liabilities	544	662
Total liabilities	67,487	43,878
Commitments and contingencies (see Note 9)
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value per share, 100,000,000 shares authorized, 54,246,261 shares issued and 27,693,293 shares outstanding at March 31, 2019 and 54,117,325 shares issued and 27,791,045 shares outstanding at December 31, 2018	54	54
Treasury stock, 26,552,968 shares at March 31, 2019 and 26,326,280 shares at December 31, 2018, at cost	(181,030)	(177,905)
Additional paid-in capital	309,348	307,014
Accumulated other comprehensive loss	(174)	(215)
Retained earnings	6,927	3,637
Total stockholders’ equity	135,125	132,585
Total liabilities and stockholders’ equity	$202,612	$176,463

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TECHTARGET, INC.

Reconciliation of Net Income to Adjusted EBITDA

(in 000’s)

	Three Months Ended March 31,
	2019	2018
	(Unaudited)
Net income	$3,290	$2,094
Interest expense, net	211	303
Provision for income taxes	948	300
Depreciation and amortization	1,143	1,108
EBITDA	5,592	3,805
Stock-based compensation expense	2,462	1,502
Other expense (income), net	(74)	(103)
Adjusted EBITDA	$7,980	$5,204

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TECHTARGET, INC.

Reconciliation of Net Income to Adjusted Net Income and

Net Income per Diluted Share to Adjusted Net Income per Diluted Share

(in 000’s, except per share data)

	Three Months Ended March 31,
	2019	2018
	(Unaudited)
Net income	$3,290	$2,094
Provision for income taxes	948	300
Net income before taxes	4,238	2,394
Amortization of intangible assets	33	28
Stock-based compensation expense	2,462	1,500
Foreign exchange (gain) loss and interest expense	168	236
Adjusted income tax provision (1)	(1,581)	(1,043)
Adjusted net income	$5,320	$3,115

Net income per diluted share	$0.12	$0.07
Weighted average diluted shares outstanding	28,206	28,512

Adjusted net income per diluted share	$0.19	$0.11
Adjusted weighted average diluted shares outstanding (2)	28,206	28,512

(1)	Adjusted income tax provision was calculated using an adjusted effective tax rate, excluding discrete items, for each respective period.
(2)	Adjusted weighted average diluted shares outstanding as of March 31, 2019 includes 0.5 million shares related to unvested stock awards calculated using the treasury method.

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TECHTARGET, INC.

Financial Guidance for the Three Months Ended June 30, 2019

(in 000’s)

	Three Months Ended June 30, 2019
	Range
Revenues	$34,200	$33,200

Adjusted EBITDA	10,500	9,700
Depreciation, amortization and stock-based compensation	4,900	4,900
Interest and other expense, net	400	400
Provision for income taxes	1,200	1,100
Net income	$4,000	$3,300

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